UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________

FORM S-8
REGISTRATION STATEMENT
Under the Securities Act of 1933
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WHITE MOUNTAIN TITANIUM CORPORATION
(Exact name of registrant as specified in its charter)
______________________________________

Nevada	87-057730
State or other jurisdiction of incorporation or	I.R.S. Employer I.D. No.
organization

Augusto Leguia 100, Oficina 1401, Las Condes, Santiago, Chile	None
(Address of Principal Executive Offices)	(Zip Code)

______________________________________

White Mountain Titanium Corporation 2010 Stock Option/Stock Issuance Plan
(Full titles of the plan)

______________________________________

Eric Gan, CFO
225 South Lake Avenue
Suite 300, 3rd Floor
Pasadena, CA 91101
(Name and address of agent for service)

Telephone number, including area code, of agent for service: (626) 864-8606

______________________________________

Copies to:
Ronald N. Vance
Attorney at Law
1656 Reunion Avenue
Suite 250
South Jordan, UT 84095
Telephone (801) 446-8802
FAX (801) 446-8803
______________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer [ ]	Accelerated Filer [ ]
Non-Accelerated Filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Proposed
Title of Each Class		Proposed	Maximum
of Securities to be	Amount to be	Maximum Offering	Aggregate	Amount of
Registered	Registered (1)	Price Per Share (2)	Offering Price	Registration Fee
Common Stock, Par Value $.001	1,205,001	$0.34	$409,700.34	$47.61

            (1) Represents additional shares issuable under the Registrant’s 2010 Stock Option/Stock Issuance Plan (the “Plan”) by reason of the automatic share increase provisions of the Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of the Registrant’s common stock which may become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration, which results in an increase in the number of the outstanding shares of the Registrant’s common stock.

            (2) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act.

EXPLANATORY NOTE

            This Registration Statement on Form S-8 registers an additional 1,205,001 shares of common stock of White Mountain Titanium Corporation (the “Registrant”) to be issued under the Registrant’s 2010 Stock Option/Stock Issuance Plan (the “Plan”). In accordance with General Instruction E to Form S-8, the number of shares of common stock to be registered as set forth above represents the number of additional shares that are issuable pursuant to the Plan over and above the number of shares previously registered. This Registration Statement on Form S-8 shall also cover any additional shares of common stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction which results in an increase in the number of outstanding shares of the Registrant’s common stock. 7,385,539 shares of the Registrant’s common stock have previously been registered for issuance under the Plan pursuant to Registration Statements on Form S-8 filed with the Securities and Exchange Commission on July 16, 2010 (File No. 333-168162), January 27, 2012 (File No. 333-179210), April 10, 2013 (File No. 333-187839), and February 14, 2014 (File No. 333-193966), respectively.

PART II
Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

In accordance with General Instruction E to Form S-8, the entire contents of the prior Registration Statement on Form S-8 relating to shares of the Registrant’s common stock reserved for issuance under the Plan (File No. 333-197210) are hereby incorporated herein by reference and made part of this Registration Statement.

Item 8. Exhibits

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Amended and Restated Articles of Incorporation	8-K	333-129347	3.1	9/9/13
4.2	Current Bylaws	8-K	333-129347	3.1	7/8/13
5.1	Opinion and Consent of Counsel					X
23.1	Consent of Smythe Ratcliffe LLP, independent registered public accounting firm					X
23.2	Consent of Counsel (included in Exhibit No. 5.1)					--
99.1	2010 Stock Option/Stock Issuance Plan	8-K	333-129347	99.1	7/13/10

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SIGNATURE PAGE TO FOLLOW

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pasadena, California on January 9, 2015.

White Mountain Titanium Corporation

By  /s/ Kin Wong
       Kin Wong, Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: January 6, 2015	/s/ Kin Wong
Kin Wong, Director and Chief Executive Officer
(Principal Executive Officer)

Date: January 5, 2015	/s/ Eric Gan
Eric Gan, CFO (Principal Financial Officer and
Principal Accounting Officer)

Date: January , 2015
Howard M. Crosby, Director

Date: January , 2015
John J. May, Director

Date: January 5, 2015	/s/ Wei Lu
Wei Lu, Director

Date: January 7, 2015	/s/ Michael P. Kurtanjek
Michael P. Kurtanjek, Director

Date: January 5, 2015	/s/ Yee Y Sue Pei
Yee Y (Sue) Pei, Director

Date: January 5, 2015	/s/ Weigang Greg Ye
Weigang Greg Ye, Director

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Amended and Restated Articles of Incorporation	8-K	333-129347	3.1	9/9/13
4.2	Current Bylaws	8-K	333-129347	3.1	7/8/13
5.1	Opinion and Consent of Counsel					X
23.1	Consent of Smythe Ratcliffe LLP, independent registered public accounting firm					X
23.2	Consent of Counsel (included in Exhibit No. 5.1)					--
99.1	2010 Stock Option/Stock Issuance Plan	8-K	333-129347	99.1	7/13/10